Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms included below but not defined in this Exhibit 99.3 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Original Report”) filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2023 (as amended by this Current Report on Form 8-K/A) and, if not defined in the Original Report (as amended by this Current Report on Form 8-K/A), the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Commission on June 30, 2023. Unless the context otherwise requires, the “Company,” “we,” “us,” or “our” refers to PSQ Holdings, Inc.. and its subsidiaries after giving effect to the Closing.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Colombier and PSQ, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Colombier has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 assumes that the Business Combination occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Colombier was derived from the audited financial statements of Colombier as of and for the year ended December 31, 2022 and the unaudited condensed consolidated financial statements of Colombier as of and for the six months ended June 30, 2023. The historical financial information of PSQ was derived from the audited financial statements of PSQ as of and for the year ended December 31, 2022 and the unaudited condensed consolidated financial statements of PSQ as of and for the six months ended June 30, 2023, which are included as Exhibit 99.1 to the Amendment No. 1. This information should be read together with PSQ’s audited and unaudited condensed consolidated financial statements, and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PSQ” and other financial information incorporated by reference.

Description of the Business Combination

On February 27, 2023, Colombier entered into a Merger Agreement by and among Colombier, Merger Sub, the Sponsor, and PSQ. Pursuant to the terms of the Merger Agreement, a business combination between Colombier and PSQ was effected and the name of Colombier was changed to “PSQ Holdings, Inc.” More specifically, and as described in greater detail below, at the Effective Time of the Merger:

●	Merger Sub merged with and into PSQ, with PSQ being the surviving company following the Merger and continuing in existence as a wholly owned subsidiary of Colombier;

●	any PSQ Convertible Securities which remain outstanding and have not been exercised or do not convert automatically into shares of PSQ Common Stock prior to the Effective Time were cancelled without consideration;

●	each share of PSQ Common Stock, par value $0.001 per share (“PSQ Common Stock”), other than shares held by Mr. Seifert, were automatically converted into the right to receive 19.476836 shares of Class A Common Stock; and

●	each share of PSQ Common Stock held by Mr. Seifert were automatically converted into the right to receive 19.476836 shares of Class C Common Stock.

Merger Consideration

Pursuant to the terms of the Merger Agreement, the consideration delivered to the holders of PSQ Common Stock in connection with the Merger was a number of newly issued shares of Class A Common Stock with an aggregate value equal to $200.0 million, subject to adjustments for PSQ’s closing debt (net of cash).

In addition to PSQ Stockholders’ rights to receive Class A Common Stock or Class C Common Stock, as applicable, in the Merger, PSQ Stockholders and certain executive officers, employees and service providers of PSQ (the “Deemed Equity Holders” and, together with the PSQ Stockholders, the “Participating Equityholders”) are entitled to receive up to 3,000,000 shares of Class A Common Stock in the event trading price-based are satisfied during the Earnout Period. Specifically, Earnout Shares will be earned if one or more of the three triggering events described below occurs:

●	in the event that, and upon the date during the Earnout Period on which, the volume-weighted average trading price of Class A Common Stock quoted on the NYSE (or such other exchange on which the shares of Class A Common Stock are then listed) for any twenty (20) trading days within any thirty consecutive trading day period (the “Earnout Trading Price”) is greater than or equal to $12.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 Earnout Shares;

●	in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $15.00, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares; and

●	in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $17.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares.

If, during the Earnout Period, there is a change of control of the Company pursuant to which the Company or its stockholders have the right to receive consideration implying a value per share of Class A Common Stock equaling or exceeding the Earnout Trading Price underlying one or more Triggering Events, then, immediately prior to the consummation of such change of control, (i) to the extent the relevant Triggering Event has not previously occurred, such relevant Triggering Event shall be deemed to have occurred and (ii) each Participating Equityholder shall be entitled to receive its pro rata share of the applicable number of Earnout Shares to be issued based on the deemed occurrence of the applicable Triggering Event(s).

The Company’s obligation to issue Earnout Shares to a Deemed Equity Holder shall, in accordance with the terms of the Merger Agreement, be satisfied by the issuance of an Earnout Equity Award to the Deemed Equity Holder from the Earnout Subpool, which Earnout Equity Award will be made no earlier than as soon as practicable following the applicable Triggering Event, will be subject to the terms of the Incentive Plan and may be in the form, including an award of fully-vested stock, and subject to any terms and conditions, as the Board shall determine at the time of grant.

If the conditions for payment of the Earnout Shares are satisfied and assuming all originally designated Deemed Equity Holders are then still providing services to the Company, 10% of the aggregate Earnout Shares will be payable to the PSQ Stockholders in accordance with their respective pro rata shares of the total number of shares of PSQ Common Stock outstanding as of immediately prior to the Closing, and 90% of the aggregate Earnout Shares will be allocated among the Deemed Equity Holders as Earnout Equity Awards. If any Deemed Equity Holder ceases providing services to the Company prior to the occurrence of any Triggering Event(s) (or an earlier change of control of the Company), such Deemed Equity Holder will forfeit his or her right to receive any Earnout Shares relating to such individual’s status as a Deemed Equity Holder for such future Triggering Event(s) (or earlier change in control), with the result that any subsequently earned Earnout Shares shall be distributed, in accordance with their respective pro rata shares, among the remaining Participating Equityholders.

The following tables summarize the pro forma number of shares of our Common Stock outstanding following the consummation of the Business Combination, discussed further in the sections below, excluding the potential dilutive effect of the warrants to purchase Class A Common Stock of the Company, equity awards under the Incentive Plan or ESPP and the Earnout Shares.

Equity Capitalization Summary	Shares	%
PSQ Stockholders	21,522,825	73.6%
Colombier Public Stockholders	3,422,651	11.7%
Sponsor	4,312,500	14.7%
Total common stock	29,257,976	100.0%

Anticipated Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Colombier acquired all of the outstanding equity interests of PSQ in the Business Combination, Colombier was treated as the “acquired” company and PSQ was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of PSQ issuing stock for the net assets of Colombier, accompanied by a recapitalization. The net assets of Colombier were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of PSQ.

PSQ was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	PSQ’s existing stockholders have the ability to control decisions regarding election and removal of directors and officers of the Company;

●	PSQ is the larger entity in terms of substantive operations and employee base;

●	PSQ comprises the ongoing operations of the Company; and

●	PSQ’s existing senior management is the senior management of the Company.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 are based on the audited and unaudited historical financial statements of Colombier and PSQ. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2023
(in thousands, except share and per share data)

	PSQ (Historical)	Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$6,170	$1,201	$34,728	B	$25,263
			(6,038)	C
			(10,798)	D

Short-term investments	10,050	—	—		10,050
Prepaid expense and other current assets	1,034	49	2,571	D	3,654
Total current assets	17,254	1,250	20,463		38,967

Intangible assets, net	2,439	—	—		2,439
Operating lease right-of-use asset	211	—	—		211
Property and equipment, net	137	—	—		137
Deposit	38	—	—		38
Marketable securities held in Trust Account	—	175,879	(141,151)	A	—
			(34,728)	B
Total assets	$20,079	$177,129	$(155,416)		$41,792

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$573	$—	$(18)	D	$555
Accrued expenses	2,177	3,450	(4,285)	D	1,342
Deferred revenue	114	—	—		114
Current portion of operating lease liability	186	—	—		186
Income taxes payable	—	958	—		958
Total current liabilities	3,050	4,408	(4,303)		3,155
Convertible promissory notes	37,071	—	(37,071)	E	—
Operating lease liabilities, non-current	33	—	—		33
Warrant liabilities	—	8,817	—		8,817
Deferred underwriting fee payable	—	6,038	(6,038)	C	—
Earnout shares liability	—	—	2,700	G	2,700
Total liabilities	40,154	19,263	(44,712)		14,705
Commitments and contingencies

Temporary Equity:
Colombier Class A common stock subject to possible redemption, 17,250,000 shares at redemption value	—	174,819	(141,151)	A	—
			(33,668)	H
Stockholders’ equity:
Colombier preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Colombier Class A common stock, $0.0001 par value; 80,000,000 shares authorized; none issued and outstanding (excluding 17,250,000 shares subject to possible redemption)	—	—	2	E	2
			—	H

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2023
(in thousands, except share and per share data) — (Continued)

	PSQ (Historical)	Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Colombier Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 shares issued and outstanding	—	—	—		—
Colombier Class C common stock	—	—	—	E	—
PSQ common stock, $0.001 par value; 1,100,000 shares authorized; 900,475 shares issued and outstanding	1	—	(1)	E	—
Additional paid in capital	16,219	—	(1,290)	D	63,380
			37,070	E
			(19,587)	F
			(2,700)	G
			33,668	H
Accumulated deficit	(36,295)	(16,953)	(2,634)	D	(36,295)
			19,587	F
Total stockholders’ equity (deficit)	(20,075)	(16,953)	64,115		27,087
Total liabilities, temporary equity and stockholders’ equity (deficit)	$20,079	$177,129	$(155,416)		$41,792

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(in thousands, except share and per share data)

	PSQ (Historical)	Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$908	$—	$—		$908

Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	796	—	—		796
General and administrative	7,987	—	—		7,987
Sales and marketing	3,069	—	—		3,069
Research and development	537	—	—		537
Depreciation and amortization	1,245	—	21	(CC)	1,266
Formation and operating costs	—	4,378	(60)	(BB)	4,318
Total costs and expenses	13,634	4,378	(39)		17,973

Operating loss	(12,726)	(4,378)	39		(17,065)

Other income (expense)
Interest earned on marketable securities held in Trust Account	—	3,883	(3,883)	(AA)	—
Other income, net	54	—	—		54
Change in fair value of convertible promissory notes	(14,571)	—	14,571	(DD)	—
Interest expense	(164)	—	—		(164)
Change in fair value of warrant liabilities	—	(7,786)	—		(7,786)
Total other (expense) income	(14,681)	(3,903)	10,688		(7,896)

Loss before income tax	(27,407)	(8,281)	10,727		(24,961)

Income tax expense	(2)	(995)	—		(997)
Net loss	$(27,409)	$(9,276)	$10,727		$(25,958)

Net loss per common share, basic and diluted	$(31.52)

Basic and diluted net loss per share, Class A common stock		$(0.43)

Basic and diluted net loss per share, Class B common stock		$(0.43)

Weighted average number of common shares outstanding, basic and diluted					29,257,976

Net loss per common share, basic and diluted					$(0.89)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	PSQ (Historical)	Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$475	$—	$—		$475

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	716	—	—		716
General and administrative	2,017	—	2,634	(EE)	4,651
Sales and marketing	2,550	—	—		2,550
Research and development	1,446	—	—		1,446
Depreciation and amortization	842	—	138	(CC)	980
Formation and operating costs	—	1,174	(120)	(BB)	1,054
Total costs and expenses	7,571	1,174	2,652		11,397

Operating loss	(7,096)	(1,174)	(2,652)		(10,922)

Other income
Interest earned on marketable securities held in Trust Account	—	2,442	(2,442)	(AA)	—
Other income, net	118	—	—		118
Interest income	1	—	—		1
Change in fair value of warrant liabilities	—	5,053	—		5,053
Total other income	119	7,495	(2,442)		5,172

(Loss) income before income tax	(6,977)	6,321	(5,094)		(5,750)

Income tax expense	(1)	(525)	—		(526)
Net (loss) income	$(6,978)	$5,796	$(5,094)		$(6,276)

Net loss per common share, basic and diluted	$(11.74)

Basic and diluted net income per share, Class A common stock		$0.27

Basic and diluted net income per share, Class B common stock		$0.27

Weighted average number of common shares outstanding, basic and diluted					29,257,976

Net loss per common share, basic and diluted					$(0.21)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as PSQ was determined to be the accounting acquirer, primarily due to the fact that PSQ Stockholders continues to control the Company. Under this method of accounting, although Colombier acquired all of the outstanding equity interests of PSQ in the Business Combination, Colombier was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of PSQ issuing stock for the net assets of Colombier, accompanied by a recapitalization. The net assets of Colombier were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of PSQ.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 assumes that the Business Combination and related transactions occurred on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma combined balance sheet as of June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	Colombier’s unaudited condensed consolidated balance sheet as of June 30, 2023 and the related notes for the six months ended June 30, 2023, incorporated by reference; and

●	PSQ’s unaudited condensed consolidated balance sheet as of June 30, 2023 and the related notes for the six months ended June 30, 2023, included as Exhibit 99.1 to the Amendment No. 1.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	Colombier’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2023 and the related notes, incorporated by reference; and

●	PSQ’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2023 and the related notes, included as Exhibit 99.1 to the Amendment No. 1.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	Colombier’s audited statement of operations for the year ended December 31, 2022 and the related notes, incorporated by reference; and

●	PSQ’s audited statement of operations for the year ended December 31, 2022 and the related notes, incorporated by reference.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Colombier and PSQ.

2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. PSQ and Colombier have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not necessarily reflect the deferred taxes of the Company as a result of the Business Combination. Upon Closing of the Business Combination, it is likely that the Company will record a valuation allowance against the total U.S. and state deferred tax assets given the history of net operating losses and valuation allowance of PSQ as the recoverability of the tax assets is uncertain.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(A)	Reflects the redemption of 13,827,349 shares of Colombier Class A common stock for an aggregate redemption payment of $141.2 million at a redemption price of approximately $10.21 per share on July 17, 2023.

(B)	Reflects the transfer of marketable securities held in the Trust Account to cash.

(C)	Reflects the settlement of deferred underwriting commissions at the closing of the Business Combination.

(D)	Reflects payments of $10.8 million of Business Combination related fees and expenses, excluding the deferred underwriting commission of $6.04 million which was already accrued on Colombier’s historical balance sheet.

(E)	Represents issuance of 18,309,147 shares of Class A Common Stock and 3,213,678 shares of Class C Common Stock to the existing PSQ Stockholders and holders of PSQ Convertible Debt Notes.

(F)	Reflects the elimination of Colombier’s historical accumulated deficit after recording the transaction costs incurred by Colombier as described in (D) above.

(G)	Reflects the obligation to issue Earnout Shares to stockholders (excluding Earnout Shares to be issued to executive officers, employees and service providers) upon the occurrence of Earnout Triggering Events. Colombier has preliminarily determined that the Contingent Consideration for the PSQ Earn-out participants is not indexed to Colombier’s own stock and is therefore accounted for as a liability which will be remeasured to fair value at subsequent reporting dates with the change in fair value recognized as a gain or loss in the statement of operations.

(H)	Reflects the reclassification of 3,422,651 shares of Colombier Class A common stock subject to possible redemption to permanent equity.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 are as follows:

(AA)	Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(BB)	Represents an adjustment to eliminate administrative service fees that ceased to be paid upon Closing of the Business Combination after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(CC)	Represents an adjustment to include amortization expense of the asset acquisition of EveryLife Inc. by PSQ after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(DD)	Represents the elimination of the change in fair value of convertible promissory notes which were converted into stock at the closing of the Business Combination.

(EE)	Represents an adjustment to include the effect of the pro forma balance sheet adjustment presented in Entry (D) above in the aggregate amount of $2.6 million for the direct, incremental costs of the Business Combination incurred by Colombier, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Company beyond 12 months after the Business Combination.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by Colombier’s public stockholders of shares of Colombier Class A common stock for the six months ended June 30, 2023 and for the year ended December 31, 2022:

(in thousands, except share and per share data)	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Net loss	$(25,958)	$(6,276)
Weighted average shares outstanding of common stock(1)	29,257,976	29,257,976
Net loss per common share, basic and diluted	$(0.89)	$(0.21)

(1)	For the purposes of calculating diluted earnings per share, all outstanding warrants to purchase Class A Common Stock of the Company should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.